Exhibit 10.20
ALH HOLDING INC.
2015 STOCK PURCHASE PLAN
SECTION 1.
PURPOSE
The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by encouraging and providing for the acquisition of an ownership interest in the Company (as defined below) by Employees, Directors and Other Service Providers.
SECTION 2.
DEFINITIONS
Whenever used herein, the following terms shall have the respective meanings set forth below:
BDT Investor Group: shall have the meaning ascribed to such term in the Stockholders Agreement.
Board: the Board of Directors of the Company.
Closing Date: as defined in the Merger Agreement.
Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.
Common Stock: the Common Stock of the Company, par value $.01 per share.
Company: ALH Holding Inc., a Delaware corporation and the surviving entity in the of the Merger, and any successor thereto.
Director: a member of the Board or a member of the board of directors of any Subsidiary of the Company.
Effective Date: August 31, 2015.
Employee: any officer or other key employee of the Company or any Subsidiary.
Fair Market Value: the value of a share of Common Stock, as of the date of determination, determined in good faith by the Board or the Committee and set forth in the Subscription Agreement.
Merger: the consummation of the transactions contemplated under the Merger Agreement, pursuant to which MergerCo will be merged with and into the Company.

Merger Agreement: that certain Agreement and Plan of Merger, dated as of August 5, 2015, by and among the Company, Rally Acquisition Corp., a Delaware corporation (“MergerCo”) and Ontario Teacher’s Pension Plan Board pursuant to which MergerCo will be merged with and into the Company, with the Company being the surviving entity of the Merger.
Option Plan: ALH Holding Inc. 2015 Stock Option Plan, as amended from time to time.
Other Service Provider: an independent contractor or consultant to the Company or any Subsidiary.
OTPP: Ontario Teachers’ Pension Plan Board, an entity without share capital organized under the laws of Ontario, Canada.
Participant: any Employee, Director or Other Service Provider (or a Person related to such Employee, Director or Other Service Provider) designated by the Committee to participate in the Plan.
Person: means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.
Plan: this 2015 ALH Holding Inc. Stock Purchase Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.
Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.
Purchase Date: the date on which a Participant and the Company execute a Subscription Agreement.
Registration Rights Agreement: the Registration Rights Agreement, dated as of August 31, 2015, among the Company, the BDT Investor Group and certain other stockholders of the Company, as it may be amended from time to time.
Stockholders Agreement: the Stockholders Agreement, dated as of August 31, 2015, among the Company, BDT Investor Group and certain other stockholders of the Company, as it may be amended from time to time.
Subscription Agreement: any written agreement to subscribe for Common Stock pursuant to the Plan between any Participant and the Company.
Subsidiary: any corporation or other entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

SECTION 3.
ELIGIBILITY AND PARTICIPATION
Participants in the Plan shall be those Employees, Directors or Other Service Providers (or Persons related to such Employees, Directors or Other Service Providers) designated by the Committee. The selection of an Employee, Director or Other Service Provider as a Participant shall neither entitle such Person to, nor disqualify such Person from, participation in any other award or incentive plan of the Company or any Subsidiary.
SECTION 4.
ADMINISTRATION
The Committee shall be responsible for the administration of the Plan. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
SECTION 5.
STOCK SUBJECT TO PLAN
5.1    Number. The number of shares of Common Stock available for purchase under the Plan may not exceed 82,658.921 shares. Any shares of Common Stock purchased by a Participant under the Plan and then subsequently repurchased by the Company shall again be available for purchase under the Plan.
5.2    Adjustment. The aggregate number of shares of Common Stock available for purchase under the Plan under Section 5.1 shall be adjusted to reflect, as deemed equitable and appropriate by the Committee, (i) any stock dividend, stock split or reverse-split or share combination or division affecting the Common Stock, (ii) any recapitalization, reorganization or exchange of shares affecting the Common Stock, or (iii) any other similar event affecting the Common Stock.
SECTION 6.
PURCHASE OF COMMON STOCK
6.1    Purchase; Purchase Price. Participants shall have the opportunity to purchase shares of Common Stock at a purchase price equal to the Fair Market Value of such shares on the Purchase Date.

6.2    Payment / Other Agreements. The Committee shall establish procedures governing the purchase of the shares of Common Stock pursuant to the Plan. Unless otherwise determined by the Committee, Participants acquiring shares of Common Stock pursuant to the terms of the Plan shall be required to enter into the following agreements governing the acquisition of such shares: (i) a Subscription Agreement, (ii) the Stockholders Agreement and (iii) the Registration Rights Agreement. For the avoidance of doubt, such shares of Common Stock shall be subject to the terms of the Stockholders Agreement and the Registration Rights Agreement (including, without limitation, the right of the Company and the BDT Investor Group to repurchase such shares of Common Stock pursuant to the terms of the Stockholders Agreement).
SECTION 7.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Unless earlier terminated pursuant to this Section 7, the Plan will terminate on August 31, 2025; provided that the termination shall have no effect on shares of Common Stock previously issued under the Plan.
SECTION 8.
AUTHORITY TO VARY TERMS OR ESTABLISH LOCAL JURISDICTION PLANS
The Committee may vary the terms of the Plan, or establish sub-plans under this Plan, to authorize the purchase of shares of Common Stock with different terms or features from those otherwise provided for in the Plan, if and to the extent the Committee determines necessary or appropriate to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of the Plan; provided that this Section 8 shall not be deemed to authorize any increase in the number of Common Stock available for issuance under the Plan set forth in Section 5.1.
SECTION 9.
MISCELLANEOUS PROVISIONS
9.1    No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment, or other service relationship, at any time, nor confer upon any Participant any right to continue in the employ of, or to continue to provide services to, the Company or any Subsidiary. No Employee, Director or Other Service Provider shall have a right to be selected as a Participant, or, having been so selected, to receive any future awards or entitlements from the Company or any Subsidiary.
9.2    Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any option agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that, such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. Expenses, including attorneys’ fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.
9.3    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property.
9.4    Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
9.5    Securities Law Compliance. Instruments evidencing the acquisition of Common Stock under the Plan may contain such provisions, not inconsistent with the Plan, as the Committee deems advisable to ensure compliance with all applicable securities laws, including a requirement that a Participant represent to the Company in writing that such Participant is acquiring such shares for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and the Stockholders Agreement and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.
9.6    Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.
9.7    No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.
9.8    Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.9    Section 409A. This Plan and any Option agreement entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and shall be construed and interpreted in accordance with such intent.